UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2019

CESCA THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California	95742

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 858-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	KOOL	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

          Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 21, 2019, Cesca Therapeutics Inc. (the “Company”) entered into a Joint Venture Agreement with Healthbanks Biotech (USA) Inc., a stem cell bank network (“Healthbanks”), under which Cesca and Healthbanks agreed to form a new company named ImmuneCyte Life Sciences Inc. (“ImmuneCyte”), which will develop, own and operate an immune cell banking business. Under the Joint Venture Agreement (the “JV Agreement”), the Company and Healthbanks have organized ImmuneCyte and have agreed to work to make capital contributions and enter into ancillary agreements, all as specified in the JV Agreement, on or before December 31, 2019. Healthbanks is a subsidiary of Boyalife Group, Inc. (USA), an affiliate of Boyalife (Hong Kong) Limited, the largest stockholder of Cesca, and Dr. Xiaochun (Chris) Xu, the Company’s CEO and Chairman.

The following are material terms of the JV Agreement:

●

Healthbanks will contribute to ImmuneCyte a paid-up, royalty free license to use its proprietary business management system, customer relationship management software, and laboratory information statement, and it will also make available a $1.0 million unsecured, non-convertible line of credit to ImmuneCyte to provide initial operating capital. Healthbanks has also agreed to provide use of facilities and services for its cost plus 15%.

●

The Company’s principal contribution to ImmuneCyte will be a supply agreement under which ImmuneCyte will have the exclusive right to purchase the Company’s proprietary cell processing equipment in the immune cell banking business and a non-exclusive right to purchase it for other cell-based contract development and manufacturing (CMO/CDMO) services. Under the supply agreement, the Company will supply to ImmuneCyte equipment, support and maintenance services at its cost plus 15%. The Company will also contribute to ImmuneCyte intellectual property and trademarks relating to the Company’s clinical development assets as a result of the Company’s decision to discontinue its clinical development program. Other than a potential nominal equity contribution at inception, the Company will not contribute cash as a part of its capital contribution to ImmuneCyte.

●

The Company will initially own 20% of the outstanding equity interest in ImmuneCyte in the form of 2,000,000 shares of Class A-1 Common Stock, and Healthbanks will own 80% in the form of 8,000,000 shares of Class B Common Stock. ImmunCyte has authorized an additional 2,000,000 shares of Class A-2 Common Stock to be issued to future investors and for potential equity incentive grants to employees and other service providers. The Company will be the sole holder of Class A-1 Common Stock, and the Company’s Class A-1 Common Stock will be subject to anti-dilution protection such that the Company will retain a 20% interest in ImmuneCyte, except in the case of (i) investments in ImmuneCyte by institutional investors in an amount in excess of $1.0 million at a pre-money valuation of at least $25.0 million, and (ii) incentive shares or options representing up 16% of ImmuneCyte’s common stock that is granted to employees, contractors or other service providers. On matters subject to a shareholder vote, all shares of Class A-1 Common Stock and Class A-2 Common Stock will have one vote per outstanding share, and shares of Class B Common Stock will have 100 votes per outstanding share.

●

Prior to ImmuneCyte obtaining an enterprise valuation of $25.0 million, the Company will have the right to appoint at least one member of a three-member board of directors of ImmuneCyte and will have consent rights over the issuance of new equity and major transactions.

The foregoing description of the JV Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 22, 2019, the Company issued a press release announcing the JV Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1.	Joint Venture Agreement, dated as of October 21, 2019, between Cesca Therapeutics Inc. and Healthbanks Biotech (USA) Inc.

Exhibit 99.1	Press release, dated October 22, 2019, titled “Cesca Therapeutics Forms Joint Venture with Healthbanks Biotech (USA) to Provide Immune Cell Banking and Cell Processing Services”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CESCA THERAPEUTICS INC.
(Registrant)

Dated: October 22, 2019	/s/ Jeff Cauble
Jeff Cauble, VP of Finance, Principal Accounting Officer